Exhibit 10.3

CONSENT AND AGREEMENT TO

STOCK SALE AGREEMENT AND MUTUAL RELEASE

This Consent and Agreement to Stock Sale Agreement and Mutual Release (this “Agreement”) dated July 1, 2020 is entered into by and among uBid Holdings, Inc., a Delaware corporation (“uBid”), SkyAuction.com, Inc., a Delaware corporation and a wholly-owned subsidiary of uBid (“SkyAuction”), and Michael Hering (“Hering”), individually, and in his capacity as the representative (the “Shareholder Representative”) for certain former SkyAuction shareholders identified in the Merger Agreement (defined below) and Salvatore Esposito (“Esposito”). uBid Holdings, SkyAuction, Esposito, Hering and the Shareholder Representative are hereinafter sometimes individually referred to as a “Party” and collectively, as the “Parties.

RECITALS

WHEREAS, on November 12, 2018, uBid, SkyAuction, SA Acquisition Corp., then a wholly-owned subsidiary of uBid Holdings, and the Shareholder Representative entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) (capitalized terms used herein and not defined herein shall have the meanings set forth therefor therein);

WHEREAS, upon the consummation of the Merger, SA Acquisition Corp. merged into SkyAuction and SkyAuction, as the surviving entity in the Merger, became a wholly-owned subsidiary of uBid through the issuance of 1,000 shares of SkyAuction to uBid;

WHEREAS, pursuant to the terms of Merger Agreement, at the Closing, the Sky Shareholders received the following merger consideration: (a) an aggregate of 165,363,244 shares of uBid common stock (the “Merger Shares”) issued to them by uBid in exchange for the shares of SkyAuction owned and held by the Sky Shareholders immediately prior to the Merger; (b) the issuance of that certain secured 3% promissory note in the principal amount of $2,500,000 (the “Principal Amount”) in favor of the Shareholder Representative with the Maturity Date of November 12, 2021 (the “Merger Note”); (c) an Unconditional Secured Guaranty (the “Guaranty”) to guaranty payment by uBid of the promissory note to SkyAuction; (d) a Security Agreement; and (e) certain other promises and representations as contained in the Merger Agreement and as relates to the Closing;

WHEREAS, pursuant to the terms of the Merger Agreement, uBid also issued to Hering a warrant to purchase 5,000,000 pre-split or 33,333 post-split shares of uBid s’ Common Stock, at the exercise price of $0.05 per share on a pre-split basis and $7.50 per share on a post-split basis (the “Warrant”),

WHEREAS, uBid’s obligations under the Merger Note were secured by all assets of Sky Auction pursuant to the Guaranty and the Security Agreement, each dated and executed as of the Closing Date; and

WHEREAS, the Parties desire to (i) cancel the Merger Agreement, the Merger Note, the Guaranty and the Security Agreement so that SkyAuction, Hering and the Shareholder Representative relinquish any claim to payment of the Merger Note other than as set forth in this Agreement, (ii) have Hering relinquish his rights as an observer to the uBid Board of Directors, (iii) have the former Sky Shareholders keep the uBid shares of Common Stock that they received under the terms of the Merger and (iv) approve the sale of the shares of SkyAuction now owned by uBid to another company on this date (collectively the “Sale”).

Exhibit 10.3

NOW, THEREFORE, the Parties agree as follows:

1. Recitals. The above recitals are true and correct and incorporated herein.

2. Defined Terms. All defined terms used herein and in this Agreement not otherwise defined will have the same meaning as set forth in the Merger Agreement.

3. Termination of Agreements. The Merger Agreement, the Merger Note and the Guaranty and Security Agreement are terminated pursuant to this Agreement.

4. Sale.

4.1. Approval of Sale.

4.1.1. The Shareholder Representative and the SkyAuction Board of Directors and the requisite Sky Shareholders, if necessary, have approved this Agreement and the transactions contemplated hereby, on or before the Closing Date.

4.1.2. The uBid Board of Directors and the requisite uBid Shareholders, if necessary, have approved this Agreement and the transactions contemplated hereby on or before the Closing Date.

4.2. The Sale. In accordance with the provisions of this Agreement on the Closing Date:

4.2.1. uBid agrees to sell all 1,000 issued and outstanding shares of common stock of SkyAuction which are owned by uBid (the “SkyAuction Shares”) to a company called Sky Auction Acquisition, LLC., a Wyoming limited liability company, or Buyer.

4.2.2. The Parties agree that (i) the Principal Amount of $2,500,000 shall be converted into shares of uBid common stock at a price of $7.50 per share for 333,333 shares of uBid common stock which shall be issued to the existing, before the Sale, SkyAuction shareholders other than Hering and Esposito in coordination and through Hering and (ii) the accrued interest under the Merger Note through June 30, 2020, totals $179,616.44 and shall be forgiven.

4.2.3. The Parties agree that the Merger Agreement and Guaranty and Security Agreement shall be cancelled on the Closing Date.

4.2.4. All assets and liabilities of SkyAuction shall be transferred through the purchase and sale of the SkyAuction Shares.

4.3. Resignations. On the Closing Date, Hering agrees to relinquish his observation rights to attend meetings of the uBid Board of Directors.

Exhibit 10.3

5. Transactions Related to the Sale.

5.1 Mutual Release. Each Party on behalf of itself and its respective partners, agents, assigns, heirs, officers, directors, employees executors, and attorneys (“Affiliates”) hereby forever and finally releases, relieves, acquits, absolves and discharges the other party and their Affiliates from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against the other party and their Affiliates, including without limitation claims for indemnification, based upon, related to, or by reason of any matter, cause, fact, act or omission occurring or arising at any moment out of this Agreements.

5.1.1 Each Party acknowledges that this mutual release does not constitute any admission of liability whatsoever on the part of any of the undersigned. The Parties include the Buyer in the above releases and all persons associated with the Buyer.

5.2 Non-Disparagement. Each Party on behalf of itself and its respective partners, agents, assigns, heirs, officers, directors, employees executors, and attorneys (“Affiliates”) agrees that neither Party will make any statement that is disparaging about the others, any of its officers, directors, shareholders, or employees including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the business of uBid or SkyAuction. Each Party further agrees that they will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of the uBid and SkyAuction or any of their respective officers, directors, shareholders or employees. Each Party hereby agrees that each Party or any of their officers, directors, or shareholders, will not make any statement that is disparaging about the any other Party. Each Party and their officers, directors, or shareholders further agree that they and their officers will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of any other Party. The same applies to the Buyer and persons associated with the Buyer.

5.3 Indemnification. Each Party shall defend, indemnify, and hold the other harmless from and against any and all losses, damages, liabilities and expenses (including penalties and reasonable attorneys’ fees) which are incurred or suffered by or imposed upon another Party arising out of or relating to (i) any failure or breach by the Party to perform any of its covenants, agreements or obligations under this Agreement, or (ii) any inaccuracy or incompleteness of any of the representations and warranties of the Party contained in this Agreement or in any Exhibit delivered in connection with this Agreement.

5.4. Mutual Confidential Non-Disclosure. From the closing of the Merger and through the date of this Closing as stated in Section 6, below, the Parties have obtained certain confidential and proprietary information regarding each other’s operations. Each Party shall agree to maintain as confidential all confidential information obtained as provided in the Mutual Nondisclosure Agreement, in form and content substantially similar to that attached hereto as Exhibit A and if not attached, it shall be deemed the Parties agree to maintain all information about the other confidential, other than for normal business use or to give effect to this Agreement, for a period of 3 years from this date.

Exhibit 10.3

5.5. Expenses. Since the date of this Agreement and through the date of Closing, the Parties have incurred and may yet incur various expenses, costs and fees, such as legal and accounting fees and other costs and expenses associated with this Agreement and subsequent operations. The Parties hereby agree that each party shall be responsible for their own expenses, costs, and fees and shall not look to any other party for reimbursement or payment of said expenses, costs, and fees.

6. Closing. The Closing shall be this date (the “Closing Date”), at which time the deliveries provided for herein shall be made. If no deliveries need be made, the Closing shall occur upon execution of this Agreement.

6.1. Closing; Closing Date. The Parties shall cause this Agreement to become effective and consummate the other transactions contemplated by this Agreement on the Closing Date, unless such date is extended by the requirements of law or the mutual agreement of the Parties. This Agreement shall become effective when executed and delivered by all of the Parties hereto.

6.2. SkyAuction Closing Actions. At the Closing, SkyAuction shall deliver or cause to be delivered to uBid the following fully executed documents and/or shall take the following actions at the Closing, all of such actions being deemed to occur simultaneously:

6.2.1. Resolutions of the board of directors of SkyAuction authorizing this Agreement.

6.2.2. Mutual Confidential Nondisclosure Agreement described in Section 5.4.

6.3. uBid Closing Actions. At the Closing, uBid shall deliver or cause to be delivered to SkyAuction the following documents and/or shall take the following actions at the Closing, all of such actions being deemed to occur simultaneously:

6.3.1. Resolutions of the board of directors of uBid dated at or about the Closing Date authorizing this Agreement.

6.3.2. Mutual Confidential Nondisclosure Agreement described in Section 5.4.

6.4. Other Actions.

6.4.1. Each of the Parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such other actions as are required under this Agreement.

6.4.2. Each of the Parties hereto agrees that no public or private announcement of this transaction shall be made without the mutual written consent and agreement of the Parties hereto. This provision may be enforceable by equitable means by any Party hereto, and each of the Parties hereto consents to injunctive or other such equitable relief to enforce the provisions hereof.

Exhibit 10.3

6.4.3. The Parties agree that uBid will file information with OTC Markets reporting this Agreement and any announcement referenced in Section 6.4.2 above.

Unless indicated otherwise on the Signature Page, by signing below, the Parties agree that there are no conditions that preclude this Agreement being effective on signing.

7. REPRESENTATIONS AND WARRANTIES OF SKYAUCTION

7.1. SkyAuction hereby makes the following representations and warranties.

7.1.1. Organization and Qualification. Sky is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. SkyAuction is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the character of its properties requires such qualification.

7.1.2. Authorization; Validity and Effect of This Agreement. SkyAuction has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate this Agreement. The execution and delivery of this Agreement by SkyAuction and the performance by SkyAuction of its obligations hereunder and the consummation of the Sale have been duly authorized by its board of directors and its shareholders and all other necessary company action on the part of SkyAuction has been taken and no other company proceedings on the part of SkyAuction are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by SkyAuction and, assuming that it has been duly authorized, executed and delivered by the other Parties hereto, constitutes a legal, valid and binding obligation of SkyAuction, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

7.1.3. No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by SkyAuction nor the performance by SkyAuction of its obligations hereunder, nor the consummation of the Sale pursuant to the terms of the Sale,

7.1.3.1. shall conflict with SkyAuction certificate of incorporation or bylaws;

7.1.3.2. shall violate any statute, law, ordinance, rule or regulation applicable to SkyAuction, or any of its assets or properties;

7.1.3.3. shall violate, breach, be in conflict with or constitute a default under any Material Contract or any order, judgment or decree to which SkyAuction is a party or by which SkyAuction, or any of its respective assets or properties is bound or encumbered.

Exhibit 10.3

7.1.4. Filing of Required Reports. To the best of SkyAuction’s knowledge, SkyAuction has filed with all appropriate governmental and regulatory agencies all forms, reports, schedules, statements and other documents required to be filed by it under applicable law, rule or regulation.

7.1.5. Security Agreements. SkyAuction represents and warrants that there has been no assignment or transfer of or giving of a security interest in or encumbrance upon any interest in any claim which it or its Affiliates may have against uBid, any uBid Shareholder or upon any asset of uBid.

7.1.6. Review. SkyAuction represents that it (i) has carefully read this Agreement; (ii) knows the contents of this Agreement; (iii) has had the advice of counsel of such party’s choosing in connection with the subject matter hereof, and the advice thereof is reflected in the provisions of this Agreement; and (iv) has not been influenced to any extent whatsoever in doing so by any other Party or by any other person or entity, except for those representations, statements and promises expressly set forth herein.

7.1.7. Information and Statements. No representation or warranty made by or on behalf of the SkyAuction under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

7.1.8. Cooperation on Tax Matters. SkyAuction agrees to furnish or cause to be furnished to the other Parties upon request as promptly as practicable such information (including access to books and records) and information and assistance relating to this Agreements as is reasonably necessary for the filing of any tax or information return, for the preparation of any tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed tax adjustment.

8. REPRESENTATIONS AND WARRANTIES OF UBID

8.1. uBid hereby makes the following representations and warranties:

8.1.1. Authority and Qualification. uBid has the power and authority to enter into this Agreement.

8.1.2. Authorization; Validity and Effect of Agreement. uBid has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate this Agreement. The execution and delivery of this Agreement by uBid and the performance by uBid of its obligations hereunder and the consummation of the Sale have been duly authorized by its board of directors and its shareholders and all other necessary company action on the part of uBid has been taken and no other company proceedings on the part of uBid are necessary to authorize this Agreement and this Agreement. This Agreement has been duly and validly executed and delivered by uBid and, assuming that it has been duly authorized, executed and delivered by the other Parties hereto, constitutes a legal, valid and binding obligation of uBid, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Exhibit 10.3

8.1.3. No Conflict; Required Filings and Consents. No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by uBid nor the performance by uBid of its obligations hereunder, nor the consummation of the Sale pursuant to the terms of the Sale,

8.1.3.1. shall conflict with uBid certificate of incorporation or bylaws;

8.1.3.2. shall violate any statute, law, ordinance, rule or regulation applicable to uBid, or any of its assets or properties;

8.1.3.3. shall violate, breach, be in conflict with or constitute a default under any Material Contract or any order, judgment or decree to which uBid is a party or by which uBid, or any of its respective assets or properties is bound or encumbered.

8.1.4. Filing of Required Reports. To the best of uBid’s knowledge, uBid has filed with all appropriate governmental and regulatory agencies all forms, reports, schedules, statements and other documents required to be filed by it under applicable law, rule or regulation.

8.1.5 Security Agreements. uBid represents and warrants that there has been no assignment or transfer of or giving of a security interest in or encumbrance upon any interest in any claim which it or its Affiliates may have against the SkyAuction Shares.

8.1.6. Review. uBid represents that it: (i) has carefully read this Agreement; (ii) knows the contents of this Stock Sale Agreement and Mutual Release; (iii) has had the advice of counsel of such party’s choosing in connection with the subject matter hereof, and the advice thereof is reflected in the provisions of this Agreement; and (iv) has not been influenced to any extent whatsoever in doing so by any other Party or by any other person or entity, except for those representations, statements and promises expressly set forth herein.

8.1.7. Information and Statements. No representation or warranty made by or on behalf of uBid under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made.

8.1.8. Cooperation on Tax Matters. uBid agrees to furnish or cause to be furnished to the other Parties upon request as promptly as practicable such information (including access to books and records) and information and assistance relating to this Agreements as is reasonably necessary for the filing of any tax or information return, for the preparation of any tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed tax adjustment.

Exhibit 10.3

9. CONDITIONS TO CONSUMMATION OF THE SALE

9.1. Conditions to Obligations of SkyAuction. The obligations of SkyAuction to consummate this Agreement shall be subject to the fulfillment by uBid, or written waiver by SkyAuction, at or prior to the Closing, of each of the following conditions:

9.1.1. The representations and warranties of the uBid set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

9.1.2. uBid shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with on or prior to the Closing Date;

9.1.3. uBid shall have executed and caused to be delivered to SkyAuction the Mutual Confidential Nondisclosure Agreement described in Section 5.1.

9.2. Conditions to Obligations of uBid. The obligations of uBid under this Agreement shall be subject to the fulfillment by SkyAuction, or written waiver by uBid, at or prior to the Closing, of each of the following conditions:

9.2.1. The representations and warranties of SkyAuction set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

9.2.2. SkyAuction shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by SkyAuction on or prior to the Closing Date.

9.2.3 SkyAuction shall have executed and caused to be delivered to uBid the Mutual Confidential Nondisclosure Agreement described in Section 5.4.

9.3. Other Conditions to Obligations of the Parties. The obligations of Parties hereto to consummate this Agreement shall be subject to the fulfillment, or written waiver by each of SkyAuction and uBid, at or prior to the Closing, of each of the following conditions:

9.3.1. All director, shareholder, lender, lessor and other Parties’ consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Sale shall have been secured; and

Exhibit 10.3

9.3.2. No statute, rule, regulation, executive order, decree, preliminary or permanent injunction, or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or restricts the consummation of the Sale.

10. TERMINATION

10.1. Termination. This Agreement may be terminated at any time prior to the Closing as follows:

10.1.1. by mutual consent of SkyAuction and uBid;

10.1.2. by SkyAuction upon written notice to uBid if any of the conditions to the Closing set forth in Sections 9.1 or 9.3 shall have become incapable of fulfillment and shall not have been waived in writing by SkyAuction; or

10.1.3. by uBid upon written notice to SkyAuction if any of the conditions to the Closing set forth in Sections 9.2 or 9.3 shall have become incapable of fulfillment and shall not have been waived in writing by uBid.

10.2. Procedures and Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the Sale shall be abandoned without any further action by the Parties hereto. If this Agreement is terminated as provided herein:

10.2.1. each Party hereto shall redeliver, and shall cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of each party hereto relating to the Sale, whether obtained before or after the date hereof; and

10.2.2. each Party agrees that all Confidential Information received by either Party, including the terms of this Agreement or the Sale, shall be kept confidential notwithstanding the termination of this Agreement except as required by law.

11. MISCELLANEOUS.

11.1. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the Parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Parties hereto are expressly canceled. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns. The Parties have voluntarily agreed to define their rights, liabilities, and obligations respecting this Agreements exclusively in contract pursuant to the express terms and provisions of this Agreement and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement.

Exhibit 10.3

11.2. Amendment and Modifications. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the Party against whom enforcement of any such amendment, modification or supplement is sought.

11.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party hereto. Except as provided in this Article 11, nothing in this Agreement is intended to confer upon any person not a Party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11.4. Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall survive the Closing. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

11.5. Notices. All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon (i) uBid, Lakeside Corporate Court, 5880 Live Oak Parkway, Suite 100, Norcross, Georgia 30093, Attention: Ketan Thakker, email ketan.thakker@ubid.com, with a courtesy copy (which shall not constitute notice) to Culhane Meadows, PLLC, 1101 Pennsylvania Avenue, NW, Suite 300, Washington, DC 20004, Attn: Ernest Stern, Esq., email estern@cm.law, (ii) to SkyAuction and Michael Hering at 241 North Avenue West, Westfield, New Jersey 07090, Attn., Michael Hering, email michael@skyauction.com, with a courtesy copy (which shall not constitute notice) to ________________________., and to (iii) Esposito at 241 North Ave. West, Westfield, NJ 07090, sal@skyauction.com. All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by mail, return receipt requested, or by email or facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed. Any Party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given three (3) days after the mailing or faxing thereof.

11.6. Binding Effect. Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the Parties hereto any rights or benefits hereunder.

11.7. Headings. The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

Exhibit 10.3

11.8. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original signed counterpart to any party which requests it.

11.9. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the Parties in the state or federal courts of the State of Georgia, Fulton County, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.10. Waivers. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

11.11. Pronouns. The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

11.12. Joint Preparation. This Agreement has been jointly prepared by the Parties and the provisions hereof will not be construed more strictly against one party than another as a result of its participation in such preparation. Each party has consulted such legal, financial, technical or other expert it deems necessary or desirable before entering into this Agreement. Each Party warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

11.13 Time Periods. Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days unless otherwise provided; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

11.14. Modification. Any term of this Agreement may be amended only with the written consent of the Parties hereto.

11.15. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.16. Public Announcements. Prior to Closing, any public announcement or similar publicity with respect to this Agreement or the contemplated transactions will be issued, if at all, at such time and in such manner as uBid and Hering mutually agree, and if after the Closing only as determined by uBid and Hering. Prior to Closing, unless mutually agreed by uBid and Hering in advance or required by legal requirements, the Parties shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Ubid and Hering will consult and agree with each other concerning the means by which the SkyAuction’s employees, customers, and suppliers and others having dealings with SkyAuction will be informed of the contemplated transactions if prior to Closing, and both Parties will have the right to be present for any such communication if prior to Closing.

[Signature Page Follows]

Exhibit 10.3

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

UBID HOLDINGS, INC.

By:	/s/ Ketan Thakker
Name: Ketan Thakker
Title: President and CEO

SKYAUCTION COM, INC.

By:	/s/ Michael Hering
Name: Michael Hering
Title: President

SHAREHOLDER REPRESENTATIVE

/s/ Michael Hering
Michael Hering

/s/ Michael Hering
Michael Hering

/s/ Salvatore Esposito
Salvatore Esposito

Exhibit 10.3

SCHEDULE 1

Merger Agreement and Other Agreements Subject to this Stock Sale Agreement and Mutual Release

	Title	Parties	Date
1.	Agreement and Plan of Merger	SkyAuction.com, Inc. (“Skyauction”), uBid Holdings, Inc. (“uBid”), SA Acquisition Corp. and Michael Hering,	November 12, 2018
2.	Promissory Note	SkyAuction, uBid, Michael Hering	November 12, 2018
3.	Unconditional Secured Guaranty	SkyAuction, uBid	November 12, 2018

Exhibit 10.3

Exhibit A

MUTUAL NONDISCLOSURE AGREEMENT